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                                                                    EXHIBIT 99.1



                                 REVOCABLE PROXY

                              VALLEY BANCORPORATION

        REVOCABLE PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                               ON _________, 1998

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints __________________________________ (with full power to act alone and to designate substitutes) as attorney and proxy of the undersigned with authority to vote and act with respect to all shares of stock of Valley Bancorporation ("Valley"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on _______________, 1998, at _:00 _.m., local time, at ____________________ Sumner,
Washington, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

        (When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1).

        The shares represented by this Proxy shall be voted as follows:

1. A proposal to approve the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), between Valley and Frontier Financial Corporation ("FFC"), under the terms of which: (i) Valley will merge into FFC, and (ii) each outstanding share of common stock of Valley will be converted into shares of FFC common stock in accordance with the terms of the Merger Agreement.

        [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

2. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Valley at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Valley prior to the execution of this proxy of notice of the Meeting, the Prospectus/Proxy Statement dated _______________, 1998.

DATED: ___________________, 1998



____________________________________       ____________________________________
Print Name of Shareholder                  Print Name of Shareholder


____________________________________       ____________________________________
Signature                                  Signature

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF KNOW OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.)